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                                                                EXHIBIT 99(a)(6)

                   GUIDELINES FOR CERTIFICATION OF TAXPAYER
                 IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

    HOW TO OBTAIN A TAXPAYER IDENTIFICATION NUMBER. -- If you do not have a taxpayer identification number, apply for one immediately. To apply, obtain FORM SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

    PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING. -- Payees specifically exempted from backup withholding include the following:

    (1)  A corporation.

    (2) An organization exempt from tax under Section 501(a), or an IRA, or a custodial account under section 403(b)(7).

    (3)  The United States or any of its agencies or instrumentalities.

    (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

    (5) A foreign government or any of it political subdivisions, agencies or instrumentalities.

    (6) An international organization or any of its agencies or instrumentalities.

    (7)  A foreign central bank of issue.

    (8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    (9)  A real estate investment trust.

    (10) An entity registered at all times during the tax year under the Investment Company Act of 1940.

    (11) A common trust fund operated by a bank under section 584(a).

    (12) A financial institution.

    Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

    . Payments to nonresident aliens subject to withholding under section 1441.

    . Payments to partnerships not engaged in trade or business in the U.S. and that have at least one nonresident partner.

    . Payments of patronage dividends not paid in money.

    . Payments made by certain foreign organizations.

    . Payments made to a nominee.

    Payments of interest generally not subject to backup withholding include the following:

    . Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest if $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    . Payments described in section 6049(b)(5) to nonresident aliens.

    . Payments on tax-free covenant bonds under section 1451.

    . Payments made by certain foreign organizations.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER IN PART I OF THE SUBSTITUTE FORM W9, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Internal Revenue Code, and their regulations.
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PENALTIES

    FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

    CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    PRIVACY ACT NOTICE. -- Section 6109 of the Internal Revenue Code requires most recipients of dividends, interest, or certain other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of such payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


               WHAT NAME AND NUMBER TO GIVE THE REQUESTER                     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                                                                               ADVISOR OR THE INTERNAL REVENUE SERVICE
                                   GIVE THE NAME AND SOCIAL                                                 GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:          SECURITY NUMBER OF:                   FOR THIS TYPE OF ACCOUNT:          EMPLOYER IDENTIFICATION
                                                                                                            NUMBER OF:

1.  Individual                     The individual                        6.  Sole proprietorship            The owner/3/

2.  Two or more individuals        The actual owner of the account or,   7.  A valid trust, estate or       Legal entity/4/
    (joint account)                if combined funds, the first              pension trust
                                   individual on the account/1/


3.  Custodian account of a         The minor/2/                          8.  Corporate                      The corporation
    minor (Uniform Gift to
    Minors Act)

4.  a.  The usual revocable        The grantor-trustee/1/                9.  Association, club, religious,  The organization
        savings trust (grantor                                               charitable, educational,
        is also trustee)                                                     or other tax-exempt
    b.  So-called trust account                                              organization
        that is not a legal or
        valid trust under state
        law
                                   The actual owner/1/
5.  Sole proprietorship            The owner/3/                          10.  Partnership                   The partnership
                                                                         11.  A broker or registered        The broker or nominee
                                                                              nominee
                                                                         12.  Account with the Department   The public entity
                                                                              of Agriculture in the name
                                                                              of a public entity (such as
                                                                              a state or local government,
                                                                              school district, or prison)
                                                                              that receives agriculture
                                                                              program payment
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

1.   List first and circle the name of the person whose number you furnish.
2.   Circle the minor's name and furnish the minor's social security number.
3. You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
4. List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
      CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.